SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008 (July 8, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 8, 2008, Richard H. Papalian, our Chief Executive Officer, determined that our financial statements for the quarterly period ended March 31, 2008 can no longer be relied upon. This determination is based on the following:

On October 1, 2004, we formed an advisory board consisting of four members. Each member was to receive $5,000 monthly from October 1, 2004, to February 22, 2007 for a total of $576,000, convertible by the advisory board members into 11,520,000 shares of our common stock at a rate of $0.05 per share. We determined that: the accrued expense, embedded beneficial conversion features, embedded beneficial conversion feature discount, and related amortization expense were not recorded at the date of issuance or reported in our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008 which we filed with the Securities and Exchange Commission on May 21, 2008 (the “Form 10-QSB”).

Under the terms of a Stock Purchase Agreement we executed in 2004, we issued warrants to purchase 1,463,336 shares of common stock at an exercise price of $0.03. The warrants expired between February 9, 2007 and August 25, 2007. We determined that the warrants and related expense were not recorded at the date of issuance or reported in our Form 10-QSB.

On December 19, 2007, we entered into a one year Employment Agreement with Richard H. Papalian pursuant to which Mr. Papalian has been appointed as our Chief Executive Officer. As compensation for his services, we granted to Mr. Papalian a five year option to purchase up to 8,539,312 shares of our common stock at an exercise price of $0.25 per share. The fair value of the options was $1,448,321 at the date of issuance, however, $414,909 was reported in our Form 10-QSB.

On December 19, 2007, we issued to two employees options to purchase a total of 2,000,000 shares of common stock at $0.25 per share. The options will expire on December 19, 2012. The fair value of the options was $339,212 at the date of issuance. The options were not reported in our Form 10-QSB.

On December 19, 2007, we entered into a one year Consulting Agreement with Mark Maron pursuant to which Mr. Maron has been appointed as Special Adviser to our company. As compensation for his services, we granted to Mr. Maron a five year warrant to purchase up to 8,539,312 shares of our common stock at an exercise price of $0.25 per. The fair value of the options was $1,448,321 at the date of issuance, however, $414,909 was reported in our Form 10-QSB.

We intend to file an amendment to our Form 10-QSB as soon as practicable.

Our Chief Executive Officer has discussed with our independent public accountant, Kabani & Company, Inc., the matters disclosed in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2008

SIONIX CORPORATION

By:	/s/ Richard H. Papalian
Richard H. Papalian, Chief Executive Officer